Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed registration statements, of our report dated March 6, 2019, relating to the financial statements and financial statement schedules of Brighthouse Life Insurance Company of NY, appearing in this Annual Report on Form 10-K of Brighthouse Life Insurance Company of NY for the year ended December 31, 2018.

Form S-3:
No. 333-216452
No. 333-216453
No. 333-216486
No. 333-217511
No. 333-217514
No. 333-226036

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 6, 2019